SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):    July 28, 2006

ADSERO CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-31040	65-0602729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 Nobel Street, Sainte Julie, Quebec (Address of principal executive offices)	J3E 1Z8 (Zip Code)

(450) 922-5689

(Registrant’s telephone number, including area code)

_____________________________________________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 4, 2006 our subsidiaries Teckn-O-Laser Global Company (“TOLG”) and Tecknolaser USA, Inc. (“TOLU”) completed and closed their June 20, 2006 Asset Purchase Agreement (the “Purchase Agreement”), as amended on August 2, 2006, with Turbon International, Inc. (“Turbon”). The August 2, 2006 amendment principally involved a reallocation of our use of the Purchase Price (as defined below) and a revision to the termination provision of the Purchase Agreement. Pursuant to the Purchase Agreement, TOLG and TOLU, hereinafter singly referred to as “Seller” and collectively referred to as “Sellers”, sold to Turbon certain assets of Sellers (the “Acquired Assets”) used or useful in the operation of the segment of Sellers’ businesses (the “Designated Business”) that sells and distributes laser cartridges and other related imaging consumables (collectively the “Products) to certain original equipment manufacturers, contract manufacturers, dealers, remanufacturers, wholesalers, buying groups, dealer networks and retailers. The Acquired Assets consisted of certain tangible property (“Tangible Property”), inventory (“Inventory”) and assumed contracts (“Assumed Contracts”) of Sellers.

As consideration for the Acquired Assets and the Licensed Rights (as defined below), Turbon paid Sellers an aggregate of approximately $2,808,600 consisting of approximately $1,808,600 in Inventory and Tangible Property, plus $1,000,000 which was allocated to the Assumed Contracts and customer lists comprising part of the Acquired Assets (collectively, the “Purchase Price”). At closing, approximately $1,926,500 was used to pay down part of the outstanding balance due to Turbon under an outstanding credit line between us and Turbon. The balance of the Purchase Price in the amount of approximately $882,100 was paid to National Bank of Canada to reduce our outstanding loan balance with National Bank of Canada. In addition, National Bank of Canada and Barrington Bank International Limited, another secured lender, each granted its consent to the sale of the Acquired Assets and released of its lien on the Acquired Assets.

The Purchase Price remains subject to a potential post closing adjustment based upon the net revenue of Turbon attributable to the Acquired Assets during the twelve month period immediately following the closing date (the “Period Revenue”). To the extent the Period Revenue is between $13,875,000 and $16,125,000 no Purchase Price adjustment will be made. In the event Period Revenue is less than $13,875,000, the Purchase Price will be adjusted downward by an amount equal to the product of 10% multiplied by the difference between Period Revenue and $15,000,000 up to a maximum downward adjustment of $500,000. In the event Period Revenue is greater than $16,125,000, the Purchase Price will be adjusted upward by an amount equal to the product of 10% multiplied by the difference between Period Revenue and $15,000,000 up to a maximum upward adjustment of $500,000. The amount of any such upward adjustment to the Purchase Price will be paid by way of a set-off against the then-outstanding balance due to Turbon under its outstanding term loan with us. The present balance due under the term loan is $2,800,000. If no amounts are then-outstanding under the term loan, Turbon will pay the adjustment amount to the Sellers.

Simultaneously with the closing of the Purchase Agreement, we entered into a Supply Agreement and Trademark License Agreement with Turbon. Pursuant to the Supply Agreement, unless otherwise agreed to in writing by Turbon, TOLG will exclusively purchase from Turbon its requirements for Products, or substantially similar products, to be sold to its customers provided that such Products comply with the specification, price, technology, and delivery standards set forth in the Supply Agreement. Pursuant to the Trademark License Agreement, our subsidiary Teckn-O-Laser Company granted Turbon a worldwide, royalty free, exclusive license (the “Licensed Rights”) to use certain common law and registered trademarks and tradenames in connection with the sale of the Products.

ITEM 8.01	OTHER EVENTS

Through our Teckn-O-Laser entities, we have outstanding loans with National Bank of Canada (the “Bank”). As of August 7, 2006, we owed the Bank approximately US$930,000 (approximately CDN$1,040,000) in principal and interest under such loans. The loans are secured by a first ranking lien on the remaining assets of our Teckn-O-Laser entities and are guaranteed by us.

We had previously entered into a Standstill Agreement with the Bank on January 31, 2006 which was amended and extended on May 1, 2006. On July 31, 2006 or sooner, if we did not fully comply with the conditions set forth in the Standstill Agreement, as amended, the Bank was to again have the right to demand immediate repayment of the loans.

The financial institution that had provided us with letter of interest and a letter of offer to enable us to pay off the loans subsequently postponed such offer and we were unable to pay off the bank loans by July 31, 2006.

On July 28, 2006 we entered into a second amendment to the Standstill Agreement pursuant to which we have been granted until 5:00 PM on August 11, 2006 (the “Repayment Date”) to repay all of the principal and interest due under the loans with the Bank. If we fail to make payment by such Repayment Date, the Bank has advised us that it will not further extend the time limit for repayment and will at such time realize on its security interest in the Teckn-O-Laser assets. Pursuant to the second amendment, we agreed to pay the Bank, tolerance and postponement fees of CDN$50,000. We further agreed to pay the Bank’s legal fees related to the amendment together with related service fees. Except as specifically provided in the second amendment, the Standstill Agreement continues with full force and effect. The Bank agreed not to require the payment of the monthly penalty fee for August 2006 otherwise due August 1, 2006 in the event the loans are fully repaid by August 11, 2006.

On July 31, 2006 we executed a term sheet with regard to the prospective sale by us to a lender of a $2,500,000, 2 year convertible debenture. The proceeds from such sale would be used in part to pay down our remaining loan balance with the Bank. The completion and closing of the sale of the debenture is subject, among other things, to the lender’s completion of due diligence. No assurance can be given that the debenture sale will be completed, or that, if completed, it will be done so in a timely manner that will allow us to pay off our loan with the Bank on or before August 11, 2006.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits filed as part of the Report are as follows:

Exhibit No.	Description

2.1	Amendment No. 1 to Asset Purchase Agreement dated August 2, 2006 by and among Teckn-O-Laser Global Company, Tecknolaser USA, Inc. and Turbon International Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ADSERO CORP.

Dated:	August 8, 2006	By:	/s/ William Smith
		Name:	William Smith
		Title:	Secretary, Treasurer,
Chief Financial Officer